Prepared by, and after recording return to:

Michelle R. Jester, Esq.

Messerli & Kramer P.A.

1400 Fifth Street Towers

100 South Fifth Street

Minneapolis, MN 55402

COMBINATION MORTGAGE, SECURITY AGREEMENT,

FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

WSI INDUSTRIES, INC.,

Mortgagor,

having an office at

213 Chelsea Road

Monticello, MN 55362

to

TRADITION CAPITAL BANK,

Mortgagee,

having an office at

7601 France Avenue South, Suite 140

Edina, Minnesota 55435

COMBINATION MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE

UNIFORM COMMERCIAL CODE OF MINNESOTA.

This Combination Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (“Mortgage”) is made this 15th day of February, 2017, by WSI INDUSTRIES, INC., a Minnesota corporation (the “Mortgagor”), with offices at 213 Chelsea Road, Monticello, Minnesota 55362, for the benefit of TRADITION CAPITAL BANK, a Minnesota banking corporation, with offices located at 7601 France Avenue South, Suite 140, Edina, Minnesota 55435 (the “Mortgagee”).

Definitions

For the purpose of this Mortgage, the following terms shall have the following meanings:

Chattels - “Chattels” means all fixtures, fittings, appliances, apparatus, equipment, personal property, rents, leases and profits, and other property in which Mortgagor at any time may own an interest, for location upon and use in the operation of the “Mortgaged Property” (as defined herein), which may be affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment or occupancy of the Mortgaged Property, but does not include trade fixtures which are the personal property of any tenant or which may be removed by a tenant or occupant under the terms of an existing lease.

Improvements - “Improvements” means the buildings, fixtures, improvements, other materials incorporated into the buildings on the Mortgaged Property, and all other property which is or will become the property of the Mortgagor under any lease or other agreement with any tenant or occupant of any buildings, or any third party located on the Mortgaged Property.

Note - “Note” means the Promissory Note of the Mortgagor in the original principal amount of Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00) of even date herewith, to and in favor of Mortgagee.

All terms used in this Mortgage not specifically defined in the definition section hereof shall have the meaning set forth in this Mortgage.

Recitals

WHEREAS, Mortgagor is the owner of certain real property commonly known as 213 Chelsea Road, City of Monticello, County of Wright, State of Minnesota, as legally described on Exhibit A attached hereto and made a part hereof, together with all existing and future easements and rights affording access to it (the “Land”); and

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WHEREAS, the Mortgagor is justly indebted to the Mortgagee in the principal sum of Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00) pursuant to the Note with interest thereon at the rates as set forth therein, which shall be due and payable on February 15, 2027 (the “Maturity Date”).

NOW, THEREFORE, THIS MORTGAGE FURTHER WITNESSETH, that in consideration of the aggregate principal sum of Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00) to be advanced pursuant to the Note, and for the purpose of securing (a) the Note and all renewals, extensions and modifications thereof and any Note issued in substitution therefor, and all the sums payable in accordance with the Note; (b) the payment of all other sums with interest thereon as may be advanced by the Mortgagee in accordance with this Mortgage (the sums, obligations and liabilities described in these clauses (a) and (b) are hereinafter collectively referred to as the “Indebtedness”); and (c) the performance of all the covenants and agreements of the Mortgagor contained in all other documents securing or executed in connection with the Note, the Mortgagor does hereby mortgage, grant, bargain, sell, assign, transfer, grant a security interest in and convey unto the Mortgagee forever the Land together with (i) all the buildings, structures and other Improvements now standing or at any time hereafter constructed or placed upon the Land; and (ii) all lighting, heating, ventilating, air conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems, dynamos, transformers, electrical equipment and all other fixtures of every description located in or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon; and (iii) all hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, condemnation awards, mineral rights and water rights now or hereafter belonging or in any way pertaining to the Land or to any building now or hereafter located thereon and all the estates, rights and interests of the Mortgagor in the Land; (iv) the Improvements; (v) the Chattels; (vi) all additions, accessions, parts, betterments, and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing; and (vii) all proceeds of any of the foregoing (all the foregoing, together with the Land, are hereinafter collectively referred to as the “Mortgaged Property.”)

To Have and To Hold the Mortgaged Property unto the Mortgagee forever; provided, nevertheless, that this Mortgage is upon the express condition that if the Mortgagor shall pay to the Mortgagee as and when due and payable, all Indebtedness, and shall also keep and perform each and every covenant and agreement of Mortgagor herein contained, then, this Mortgage and the estate hereby granted shall cease and be and become void and shall be released of record at the expense of the Mortgagor; otherwise this Mortgage shall be and remain in full force and effect.

The Mortgagor represents, warrants, and covenants to and with the Mortgagee that it is lawfully seized of the Land in fee simple; that it has authority to execute this Mortgage and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests, and encumbrances except as listed in Exhibit B attached hereto (“Permitted Encumbrances”) or otherwise permitted herein; that the Mortgagor will warrant and defend the title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, not listed in Exhibit B; and that all buildings and Improvements now or hereafter located on the Land are, or will be located entirely within the boundaries of the Land. The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

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The Mortgagor further covenants and agrees as follows:

Section 1. Payment of the Indebtedness. The Mortgagor will duly and punctually pay all Indebtedness when and as due and payable and will punctually perform and observe all its obligations and covenants under the Note and other documents executed in connection therewith, in accordance with the terms thereof.

Section 2. Additions Subject to Lien of Mortgage. All right, title and interest of the Mortgagor in and to all extensions, Improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, the Mortgagor or constructed, assembled or placed by the Mortgagor on the Mortgaged Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

Section 3. Fund for Taxes and Assessments.

A.	Upon Event of Default, Mortgagee may require Mortgagor to pay to Mortgagee, in addition to any monthly principal and interest installments due pursuant to the Note, a sum equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property as estimated from time to time by the Mortgagee, to be applied by the Mortgagee to pay said taxes and assessments (such amounts being hereafter referred to as the “Escrow Funds”). The Mortgagee shall apply the Escrow Funds to pay said taxes and assessments on or before the dates the same are due so long as the amount of Escrow Funds held by the Mortgagee is sufficient at that time to make such payments. No earnings or interest shall be payable to the Mortgagor on the Escrow Funds. Such Escrow Funds shall not be, nor be deemed to be, trust funds, and the Mortgagee shall have the right to hold the Escrow Funds in any manner the Mortgagee elects and may commingle the Escrow Funds with other moneys held by the Mortgagee.

B.	If the amount of the Escrow Funds held by the Mortgagee shall exceed at any time the amount deemed necessary by the Mortgagee to provide for the payment of taxes and assessments, such excess shall, at the option of the Mortgagee, either be repaid to the Mortgagor or be credited to the Mortgagor on the next monthly installment of Escrow Funds due. If at any time the amount of the Escrow Funds held by the Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay taxes and assessments as they fall due, the Mortgagor shall promptly pay to the Mortgagee any amount necessary to make up the deficiency upon notice from the Mortgagee to the Mortgagor requesting payment thereof. The Escrow Funds are pledged as additional security for the Indebtedness.

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Section 4. Application of Payments Inconsistent With Loan Agreement and Note. All payments received by the Mortgagee from the Mortgagor shall be applied by Mortgagee first to any costs of collection, second to any late charges, third to accrued interest due on the Note, and lastly to principal (with respect to prepayment of installments of principal, they shall be applied to inverse order of their maturity on the Note).

Section 5. Payment of Impositions. Except as provided in Section 3, the Mortgagor will pay when due and before any penalty attaches all taxes, installments of assessments, water charges, sewer charges and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Mortgaged Property or any interest therein or the Indebtedness (hereinafter referred to as the “Impositions”) and will upon demand furnish to the Mortgagee proof of payment of any such Impositions. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the Impositions herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or any mortgagee’s interest in mortgaged property, so as to impose such Imposition on the Mortgagee or on the interest of the Mortgagee in the Mortgaged Property, then, in any such event, the Mortgagor shall bear and pay the full amount of such Imposition, provided that if for any reason payment by the Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, the Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without prepayment premium, or the Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness unlawful or usurious, in which event the Mortgagor shall currently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

Section 6. Payment of Utility Charges. Subject to “Permitted Contests” (as defined in Section 9), the Mortgagor shall pay all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of the Mortgagee, furnish proper receipts evidencing such payment.

Section 7. Liens.

A.	The Mortgagor shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Mortgage, other than the Permitted Encumbrances set forth in Exhibit B hereto.

B.	The Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, suppliers, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the prior lien hereof shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee.

Section 8. Compliance with Permitted Encumbrances and Laws. The Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, the non-compliance with which will affect the value of the Mortgaged Property as security in the judgment of the Mortgagee, any part thereof or the use thereof, including but not limited to the Americans with Disabilities Act, and shall comply with all covenants, conditions and restrictions applicable to the Mortgagor which are contained in any document constituting a Permitted Encumbrance as set forth in Exhibit B hereto.

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Section 9. Permitted Contests. Notwithstanding the provisions of Section 5, 6 and 7 hereof, the Mortgagor shall not be required to pay, discharge or remove any liens so long as the Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the liens so contested and the sale of the Mortgaged Property, or any part thereof to satisfy same (“Permitted Contests”); provided that the Mortgagor shall, prior to any such contest, have given such security as may be demanded by the Mortgagee to insure such payments and prevent any sale or forfeiture of the Mortgaged Property by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and the Mortgagor shall promptly after final determination thereof pay the amount of any such liens or impositions so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Section, the Mortgagor shall (and if the Mortgagor shall fail so to do, the Mortgagee, may but shall not be required to) pay any such liens or impositions notwithstanding such contest if in the reasonable opinion of the Mortgagee, the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed.

Section 10. Insurance. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense the following insurance: (a) insurance against loss by fire, lightning and risk customarily covered by standard extended coverage endorsement, including the cost of debris removal, together with vandalism and malicious mischief endorsement, or an all perils endorsement, all in the amount of not less than the full replacement cost of the Improvements of the Mortgaged Property, and together with an inflation-guard endorsement, and agreed-amount endorsement, a replacement cost endorsement and a waiver of subrogation endorsement; (b) broad form boiler and machinery insurance on all equipment and pressure-fired vehicles or apparatus situate on the Mortgaged Property, and providing for full repair and replacement cost coverage; (c) flood insurance in such amounts and with such minimal limits as the Mortgagee may require unless evidence is provided that the Mortgaged Property is not within a flood plain as defined by the Federal Insurance Administration and the Mortgaged Property is not designated as being within a flood plain during the term of this Mortgage; (d) comprehensive general public liability insurance covering the legal liability of the Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property in such amounts and with such limits as determined by Mortgagee; (e) sprinkler insurance; (f) contingent liability insurance and workers’ compensation insurance during the making of any alterations or Improvements to the Mortgaged Property; (g) business income insurance in amounts sufficient to compensate Mortgagee for all rents from the Mortgaged Property during a period of not less than twelve (12) months, with amount of coverage adjusted annually to reflect rents during succeeding twelve (12) month period; and (h) such other forms of insurance as required in the Loan Agreement between Mortgagee and Mortgagor of even date herewith (“Loan Agreement”) or as the Mortgagee may require or as may be required by law. Such insurance policies shall be written on forms and with insurance companies having a minimum noncontingent rating in Best’s Casualty Reports of A, Class X, shall be satisfactory to the Mortgagee, shall name as the insured parties the Mortgagor and the Mortgagee, as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a co-insurer of any loss thereunder, and shall bear a satisfactory mortgagee clause in favor of the Mortgagee with loss proceeds under any such policies made payable to the Mortgagee. The Mortgagee shall be named as an additional insured along with the Mortgagor on such policies of insurance for the additional benefits and protection of the Mortgagee. All required policies of insurance or acceptable certificates thereof, together with the evidence of the payment of current premiums therefor, shall be delivered to the Mortgagee and shall provide that the Mortgagee shall receive at least thirty (30) days’ advance written notice prior to cancellation, amendment or termination of any such policy of insurance. The Mortgagor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. Insurance coverage must at all times be maintained in proper relationship to such replacement value and must always provide for agreed amount coverage. In the event of a foreclosure of this Mortgage or any acquisition of the Mortgaged Property by the Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of the Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, the Mortgagor empowers the Mortgagee to effect insurance upon the Mortgaged Property at the Mortgagor’s expense and for the benefit of the Mortgagee in the amounts and types aforesaid for a period of time covering the time of redemption from foreclosure sale, and if necessary therefor, to cancel any or all existing policies. The Mortgagor agrees to furnish the Mortgagee copies of all inspection reports and insurance recommendations received by the Mortgagor from any insurer. The Mortgagee makes no representations that the above requirements are adequate protection for a prudent mortgagor.

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Section 11. Damage or Destruction of the Mortgaged Property. The Mortgagor will give prompt notice of any damage to or destruction of the Mortgaged Property, and in case of loss covered by policies of insurance, the Mortgagor and the Mortgagee shall jointly settle and adjust any claim arising out of such policies and shall jointly collect and receipt for the proceeds payable therefrom, provided that the Mortgagor may itself adjust and collect for any losses arising out of a single occurrence not in excess of Fifty Thousand and no/100 Dollars ($50,000.00). Any expense incurred by the Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of the Mortgagee) shall be reimbursed to the Mortgagee first out of any proceeds. The proceeds or any part thereof shall be applied to reduction of the Indebtedness then most remotely to be paid, whether due or not, unless the same are applied to the restoration or repair of the Mortgaged Property in accordance with Section 13 hereof.

Section 12. Condemnation. The Mortgagor will give the Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assigns, transfers and sets over to the Mortgagee the entire proceeds of any award or claim for damages for all or any part of the Mortgaged Property taken or damaged under the power of eminent domain or condemnation, the Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittance for such proceeds. The Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Mortgaged Property unless prior written consent of the Mortgagee is obtained. Any expenses incurred by the Mortgagee in intervening in such action or collecting such proceeds (including the cost of any independent appraisal) shall be reimbursed to the Mortgagee first out of the proceeds. The proceeds or any part thereof shall be applied to reduction of the Indebtedness then most remotely to be paid, without prepayment penalty, whether due or not, unless the same are applied to the restoration or repair of the Mortgaged Property in accordance with Section 13 hereof.

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Section 13. Disbursement of Insurance and Condemnation Proceeds. So long as the provisions of this Section 13 are complied with, any insurance or condemnation proceeds received in accordance with Sections 11 or 12 of this Mortgage shall be applied to the restoration or repair of the Mortgaged Property. Such restoration or repair shall be done under the supervision of an architect acceptable to the Mortgagee and pursuant to site and building plans and specifications reasonably approved by the Mortgagee. The proceeds shall be held by the Mortgagee for such purposes and will from time to time be disbursed by the Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as the Mortgagee may reasonably require and in accordance with standard construction loan procedures and sound lending practices. Prior to the payment or application of insurance proceeds or a condemnation or eminent domain award to the repair or restoration of the Improvements upon the Mortgaged Property, the Mortgagee shall be entitled to receive the following:

A.	Evidence that no Event of Default exists under any of the terms, covenants and conditions of this Mortgage, the Loan Agreement, the Note, or other collateral security documents.

B.	Reasonably satisfactory proof that such Improvements have been fully restored, or that the expenditure of money as may be received from such insurance proceeds or eminent domain award will be sufficient to repair, restore or rebuild the Mortgaged Property, free and clear of all liens, except the lien of this Mortgage and the Permitted Encumbrances. In the event such insurance proceeds or eminent domain award shall be insufficient to repair, restore or rebuild the said Improvements, the Mortgagor or its lessee shall deposit with the Mortgagee funds equaling such deficiency, which, together with the insurance proceeds or eminent domain award, shall be sufficient to restore, repair and rebuild the Mortgaged Property.

C.	A statement of the Mortgagor’s architect or contractor, certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration and rebuilding have been performed to date in conformity with the plans and specifications approved by the Mortgagee, together with appropriate evidence of the cost for labor or materials furnished to the Mortgaged Property. Total or partial lien waivers shall be immediately delivered to Lender after payment of such costs are made and if payments are to be made as work is completed, lien waivers shall be delivered for the payment(s) already made prior to any future payment(s).

D.	Such insurance, in such amounts, issued by such company or companies and in such forms and of such substance and effect, as are reasonably required by the Mortgagee.

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In the event the Mortgagor shall fail to restore, repair or rebuild the Improvements upon the Mortgaged Property within a reasonable time, then the Mortgagee, at its option, and upon not less than sixty (60) days’ written notice to the Mortgagor, may commence to restore, repair or rebuild the Improvements for or on behalf of said Mortgagor, and for such purpose, may perform all necessary acts to accomplish such restoration, repair or rebuilding. In the event insurance proceeds or an eminent domain award shall exceed the amount necessary to complete the repair, restoration or the rebuilding of the Improvements upon the Mortgaged Property, such excess may, at the Mortgagee’s option, be applied on account of the last maturing installments of the Indebtedness, irrespective of whether such installments are then due and payable, or be returned to the Mortgagor. In the event the Mortgagor shall fail to restore, repair or rebuild the Improvements upon the Mortgaged Property within a reasonable time, and if the Mortgagee does not restore, repair or rebuild the said Improvements as herein provided, then the Mortgagee may, at its option, apply all or any part of the insurance proceeds or condemnation or eminent domain award on account of the last maturing installments of the Indebtedness whether then due or not, without application of a prepayment premium, or return the same to the Mortgagor.

Section 14. Preservation and Maintenance of Mortgaged Property. The Mortgagor: (i) shall keep the buildings and other Improvements now or hereafter erected on the Land (including specifically without limitation the Improvements and the Chattels) in safe and good repair and condition, ordinary depreciation and wear and tear excepted; (ii) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose; (iii) shall constantly maintain or cause to be maintained the parking and landscaped areas of the Mortgaged Property; (iv) shall not commit waste or permit impairment of deterioration of the Mortgaged Property; (v) shall not alter or permit the alteration by any tenant of the design or structural character of any building now or hereafter erected on the Land (including specifically without limitation the Improvements and the Chattels) or hereafter construct, or permit any tenant to construct, additions to existing buildings or additional buildings on the Land without the prior written consent of the Mortgagee which consent shall not be unreasonably withheld, delayed or conditioned; (vi) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is promptly replaced with property of at least equal value and utility, and this Mortgage becomes a valid first lien and security interest on such property.

Section 15. Inspection. The Mortgagee, or its agents, upon reasonable advanced written notice to Mortgagaor, shall have the right at all reasonable times to enter upon the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof. The Mortgagee shall, however, have no duty to make such inspection. Any inspection by an agent or officer of the Mortgagee of the Land and facilities constructed thereon, if occupied by lessee, shall be during normal business hours and after reasonable notice to lessee and Mortgagee acknowledges and agrees that Mortgagee will not interfere with the business operations of the lessees in the Mortgaged Property.

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Section 16. Protection of Mortgagee’s Security. If the Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or in the Loan Agreement after applicable cure periods expire, or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then the Mortgagee, at the Mortgagee’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as the Mortgagee deems necessary to protect the Mortgagee’s interest. The Mortgagee shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof. Any reasonable amounts or expenses disbursed or incurred by the Mortgagee pursuant to this Section 16 with interest thereon, shall become additional Indebtedness of the Mortgagor secured by this Mortgage. Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest as the interest rate per annum then in effect on the Note (unless collection from the Mortgagor of interest at such rate of interest would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate of interest which may be collected from the Mortgagor under applicable law) from the date of such demand. The Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by the Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing herein shall require the Mortgagee to incur any expense or do any act hereunder, and the Mortgagee shall not be liable to the Mortgagor for any damages or claims arising out of action taken hereby by the Mortgagee.

Section 17. Hazardous Wastes or Substances.

A.	Definitions. “Hazardous Wastes or Substances” means any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, polychlorinated biphenyls (PCBs), mold/fungi and petroleum products as defined, determined or identified as such by any Laws, as hereinafter defined. The term “Laws” means any federal state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) including without imitation, the Clean Water Act, 33 U.S.C. §§ 1251 et seq. (1972), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 1802, and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, or other similar laws, as well as implementing regulations enacted or promulgated to protect the public health, welfare or the environment, including state or local laws, regulations or ordinances, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

B.	Representations by the Mortgagor. The Mortgagor hereby represents to the Mortgagee that: (a) to the best of Mortgagor’s knowledge the Mortgaged Property has never been used either by previous owners or occupants or by the Mortgagor or current occupants to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Wastes or Substances and no such material, substance or waste currently exists on the Mortgaged Property or in its soil or groundwater (except such solvents, cleaning materials and other substances in nominal amounts as are used in connection with the operation or maintenance of the Mortgaged Property and in compliance with applicable Laws); (b) to the best of Mortgagor’s knowledge without investigation, no portion of the Improvements on the Mortgaged Property has been constructed using Hazardous Wastes or Substances; (c) to the best of Mortgagor’s knowledge without investigation, the Mortgaged Property has never contained any underground or above ground storage tanks; and (d) the Mortgagor has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal agency or department concerning (i) the existence of Hazardous Wastes or Substances on the Mortgaged Property (except such solvents, cleaning materials and other substances in nominal amounts as are used in connection with the operation or maintenance of the Mortgaged Property and in compliance with applicable Laws) or (ii) any intentional or unintentional action or omission on the part of the Mortgagor or any occupant of the Mortgaged Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Wastes or Substances onto the Mortgaged Property or into waters or other lands.

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C.	Covenants of the Mortgagor. The Mortgagor hereby covenants with and to the Mortgagee that: (a) the Mortgagor shall (i) comply and shall cause all occupants of the Mortgaged Property to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Wastes or Substances, (ii) remove or otherwise remediate any Hazardous Wastes and Substances immediately upon discovery of same (except such solvents, cleaning materials and other substances in nominal amounts as are used in connection with the operation or maintenance of the Mortgaged Property and in compliance with applicable Laws), and (iii) pay or cause to be paid all costs associated with such removal or remediation; (b) the Mortgagor shall keep the Mortgaged Property free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Wastes or Substances on the Mortgaged Property; (c) the Mortgagor shall not install or permit to be installed or to exist in or on the Mortgaged Property any Hazardous Wastes or Substances (except such solvents, cleaning materials and other substances in nominal amounts as are used in connection with the operation or maintenance of the Mortgaged Property and in compliance with applicable Laws); and (d) the Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of the Mortgagor or any occupant of the Mortgaged Property, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Wastes or Substances onto the Mortgaged Property or into waters or other lands.

D.	Events of Defaults and Remedies. It shall constitute an Event of Default hereunder and the Mortgagee shall be entitled to exercise all remedies available to it hereunder if: (a) any of the Mortgagor’s representations contained herein prove to be materially false, inaccurate or misleading; (b) the Mortgagor shall fail to comply with the covenants contained in Section 17C herein; (c) any Hazardous Wastes or Substances are hereafter found to exist on the Mortgaged Property or in its soil or groundwater (except such solvents, cleaning materials and other substances in nominal amounts as are used in connection with the operation or maintenance of the Mortgaged Property and in compliance with applicable laws); or (d) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any local, state or federal governmental agency concerning the matters described in Section 17B herein. Upon an Event of Default, the Mortgagor hereby grants the Mortgagee and its employees and agents an irrevocable and non-exclusive license to enter the Mortgaged Property, in order to inspect, conduct testing and remove Hazardous Wastes and Substances provided, however, such entry shall not unreasonably interfere with the business operations upon the Mortgaged Property. All reasonable costs of such inspection, testing and removal shall immediately become due and payable to the Mortgagee, shall be secured by this Mortgage and shall constitute additional Indebtedness.

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E.	Indemnification. The Mortgagor hereby agrees to defend, indemnify and hold harmless the Mortgagee, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns (“Indemnified Parties”) from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property or business or damage to natural resources (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlements of claims) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of any Hazardous Wastes or Substances or as a result of or in connection with activities prohibited under this Section 17. The Mortgagor shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section 17. This indemnification shall remain in full force and effect and shall survive the repayment of the Indebtedness and the satisfaction of the documents securing the same, as well as the exercise of any remedy by the Mortgagee hereunder or under the other documents securing this Mortgage or the Note, including a foreclosure of this Mortgage or the acceptance of a deed in lieu of foreclosure. The Indemnified Parties shall provide written notice to Mortgage of any claims or actions brought against the Indemnified Parties hereunder and Mortgagor shall have the right to defend such action, with legal counsel reasonably satisfactory to the Indemnified Parties.

Section 18. Financial Statements and Other Information; Books and Records; Appraisals. The Mortgagor will prepare or cause to be prepared at its expense and deliver to the Mortgagee (in such number as may reasonably be requested) such financial statements and books and records of operation as are required by the Loan Agreement. Mortgagor will provide for the payment of any appraisal obtained by Mortgagee until payment in full of the Indebtedness should Mortgagee obtain any said appraisal subsequent to an Event of Default, as defined below.

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Section 19. No Secondary Financing. The Mortgagor shall not create, permit to be created or to remain any subordinate lien on the Mortgaged Property or any part thereof to secure any indebtedness for borrowed money, without obtaining the prior written consent of the Mortgagee.

Section 20. Events of Default. Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

A.	The Mortgagor shall fail to pay within ten (10) days of when due, any installments of principal or interest are due under the Note.

B.	The Mortgagor shall fail to pay any other amounts required to be paid by the Mortgagor under the Note, the Loan Agreement or any of the Loan Documents (as defined in the Loan Agreement) or any other indebtedness of the Mortgagor to the Mortgagee.

C.	The Mortgagor shall fail to duly and punctually pay when and as due any payment for taxes and assessments required to be paid or shall fail to provide the insurance coverage required in this Mortgage.

D.	The Mortgagor shall generally fail to perform or observe any of the nonfinancial (i.e., not comprising payment and/or performance/reporting requirements) covenants or agreements contained in this Mortgage, the Loan Agreement or any documents executed in connection with the Note and such failure shall continue for a period of thirty (30) days following written notice from Mortgagor, to be extended for defaults not susceptible of cure within thirty (30) days (if Mortgagor is proceeding with due diligence to cure such default; however, such time period shall not be extended beyond sixty (60) days.

E.	The Mortgagor shall voluntarily file or cause to be filed against the Mortgagor, a petition under the United States Bankruptcy Code or laws, or a petition is filed by any other person under such laws against the Mortgagor, and the same is not dismissed by Court Order within sixty (60) calendar days; or an order for relief is entered or sought under the United States Bankruptcy Code or laws relating to the Mortgagor; or the Mortgagor makes an assignment for the benefit of creditors; or the Mortgagor shall apply for or consent to the appointment of any receiver, custodian, trustee, or a similar officer shall be appointed without the application or consent of the Mortgagor, and such appointment shall continue undischarged for a period of sixty (60) calendar days; or the Mortgagor shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation, or similar proceedings relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against the Mortgagor and shall remain undismissed for a period of sixty (60) calendar days.

F.	A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within sixty (60) days after its entry, issue or levy.

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G.	The Mortgagor or and Guarantor shall be or become insolvent (whether in the equity or bankruptcy sense).

H.	Any representation or warranty made by the Mortgagor in the Loan Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Mortgagor shall prove to be materially untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified.

I.	The Mortgagor shall liquidate, wind up, merge, terminate or suspend its business operations, or sell all or substantially all of its assets, without the prior written consent of the Mortgagor.

J.	The Mortgagor shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due, or notice of any state or federal tax lien shall be filed or issued against the Mortgagor or its properties (including, without limitation, the Mortgaged Property or any portion thereof).

K.	Any property of the Mortgagor shall be garnished or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty (30) days during which execution is not effectively stayed.

L.	The Mortgaged Property, or any part thereof, shall be sold, conveyed, transferred, or further encumbered without the prior written consent of the Mortgagor. This provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not the Mortgagee has consented or waived its rights, whether by action or non-action in connection with any previous sale, transfer, conveyance, encumbrance or transfer of possession.

M.	An event of default, however defined, shall occur under the Loan Agreement or any documents executed in connection with the Note, any other mortgage, assignment or other security document constituting a lien on the Mortgaged Property or any part thereof and shall continue beyond any applicable period of grace.

Section 21. Acceleration; Foreclosure. Upon the occurrence of any Event of Default, the Mortgagee may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies which are available to the Mortgagee under applicable law or other collateral documents):

A.	The Mortgagee may declare immediately due and payable all unpaid principal of and accrued interest on any Indebtedness, together with all other sums due hereunder, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived.

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B.	The Mortgagee may exercise any or all of its rights and remedies under the Note, the Loan Agreement or any documents executed in connection with the Note.

C.	The Mortgagee may (and is hereby authorized and empowered to) pursuant to law of the State of Minnesota in such case made and provided, such power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and out of the proceeds arising from such sale to pay all Indebtedness with interest, and all legal costs and charges of such foreclosure and reasonable attorneys’ fees permitted by law, which costs, charges and fees the Mortgagor agrees to pay.

D.	Mortgagee may obtain a judgment for any deficiency against Mortgagor remaining in the indebtedness due to Mortgagee after application of all amounts received from the exercise of the rights provided in this Section if Lender forecloses the Mortgage by action.

E.	Mortgagee shall have and may exercise with respect to the Personal Property, all the rights and remedies accorded upon default to a secured party under the Minnesota Uniform Commercial Code. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor at least ten (10) days prior to the date of intended disposition.

F.	The Mortgagee shall be entitled without any showing of waste of the Mortgaged Property, inadequacy of the Mortgaged Property as security, or insolvency of the Mortgagor upon an Event of Default, to the appointment of a receiver of the rents and profits of the Mortgaged Property, including those past due, pursuant to Minnesota Statutes, Section 576.25, Subsection 5, or any other provision of Minnesota Statutes in effect at such time. The Mortgagee or any receiver shall be entitled to receive and dispose of the profits and income of the Mortgaged Property and to sue for and recover any account or other item of profits and income from the Mortgagor or any account debtor or other third person. Subject to any order of a court appointing a receiver and applicable provisions of Minnesota Statutes, the Mortgagee in its discretion may apply the profits and income:

(i)	to the expenses of operating the Mortgaged Property and conducting the business thereof,

(ii)	to the repairs, maintenance, renewals, replacements, alterations, additions, betterments and Improvements of the Mortgaged Property,

(iii)	to the payment of reserves that may be made or set up in the Mortgagee’s discretion for taxes, assessments, insurance and other proper charges upon or in connection with the operation of the Mortgaged Property or any part thereof,

(iv)	to the just and reasonable compensation of the Mortgagee for its own services and for the services of counsel, agents and employees by it properly engaged and employed, and

(v)	to the reimbursement of the Mortgagee for the Indebtedness.

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G.	Mortgagee shall have all other rights and remedies provided in this Mortgagee or in the Note and Loan Agreement between Mortgagee and Mortgagor.

MORTGAGOR EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT PERSONAL PROPERTY COVERED BY THIS MORTGAGE AND SECURITY AGREEMENT MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED HEREIN.

Section 22. Forbearance Not a Waiver; Rights and Remedies Cumulative. No delay by the Mortgagee in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by the Mortgagee of any particular provision of this Mortgage shall be deemed effective unless in writing signed by the Mortgagee. All such rights and remedies provided for herein or which the Mortgagee may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

Section 23. Assignment of Leases and Rents.

A.	Assignment: Mortgagor hereby grants, transfers, and assigns to Mortgagee all the right, title and interest of Mortgagor in and to the rents, income and profits (“Rents”) and all existing and subsequent leases or agreements for the leasing of the Mortgaged Property (“Leases”) as additional security for the payment of all other sums, with interest thereon, becoming due and payable to Mortgagee pursuant to the covenants and agreements of this Mortgage and of the Note, and performance and discharge of each and every obligation, covenant and agreement of Mortgagor pursuant to this Mortgage and the Note.

B.	Present Assignment: This assignment shall constitute an absolute and present assignment; provided, however, that Mortgagor shall have a revocable license to collect, but not prior to accrual, all the Rents, and to retain, use and enjoy the same unless and until an Event of Default shall occur and following the expiration of applicable cure periods.

C.	Remedies: Upon or at any time after an Event of Default and following the expiration of applicable cure periods, Mortgagee may, at its option, enter upon, manage and operate the Mortgaged Property in the name, place and stead of Mortgagor or retain the services of an independent contractor to manage and operate the same; make, enforce, modify and accept surrender of any leases; obtain or evict tenants, collect, sue for, fix or modify rentals and enforce all rights of the Mortgagor under any leases; and perform any and all other acts that may be necessary or proper to protect the security of this assignment of rents; or apply for and the Mortgagee hereby consents to the appointment of a receiver of the Mortgaged Property, whether or not proceedings for the foreclosure of the Mortgage have been commenced, and if such proceedings have been commenced, whether or not a foreclosure sale has occurred.

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The exercise of any of the foregoing rights or remedies shall not cure or waive any default under the Mortgage or invalidate any act done by virtue of such default.

D.	Application of Rents: Subject to any order of a court appointing such receiver and the Minnesota Statutes, all Rents of the Mortgaged Property collected by Mortgagee or by any receiver shall be held and applied in the following order:

(i)	To pay all of the reasonable fees of the receiver, if any, approved by the Court.

(ii)	To the extent possible and in the order determined by the receiver to preserve the value of the Mortgaged Property in accordance with Minnesota Statutes § 576.25, Subdivision 5(d) or other Minnesota Statutes in effect from time to time.

(iii)	To Mortgagee in payment of the Indebtedness secured hereby in such order of application as Mortgagee may elect, or in the event that a foreclosure of this Mortgage shall have occurred as a credit to the amount required to redeem from such foreclosure, and if there be no such redemption, then to Mortgagee absolutely.

The rights and powers of Mortgagee under this assignment and the application of Rents of the Mortgaged Property pursuant to this Section 23 shall continue and remain in full force and effect both before and after commencement of any action or proceeding to foreclose the Mortgage, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the indebtedness secured hereby exists after such foreclosure sale.

Section 24. Subsequent Agreements. Any agreement hereafter made by the Mortgagor and the Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 25. Waiver of Appraisement, Homestead, Marshaling, Etc. The Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereinafter in force. The Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Property, or as to require the Mortgagee to exhaust its remedies against a specific portion of the Mortgaged Property before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Property or any part thereof as a single economic unit or parcel.

Section 26. Business Loan Representation. The Mortgagor represents and warrants to the Mortgagee that the loan evidenced by the Note is a business loan transacted solely for the purpose of carrying on the business of the Mortgagor and that none of the Mortgaged Property is classified as homestead property.

Section 27. Nonagricultural Property. Mortgagor hereby states and certifies of its own personal knowledge that the Mortgaged Property is not “agricultural property” or “agricultural land” as those terms are defined in Minnesota Statutes, nor is the Mortgaged Property held or used for “agricultural use” as those terms are defined in Minnesota Statutes.

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Section 28. Attorneys’ Fees and Expenses. In the event the Mortgagor should default under any of the provisions of this Mortgage and the Mortgagee should employ attorneys or incur other expenses for the collection of amounts due hereunder or the enforcement of performance of any obligation or agreement on the part of the Mortgagor contained in this Mortgage, or any other instrument securing the obligation to repay the Note, the Mortgagor will pay to the Mortgagee on demand the reasonable fees of such attorneys and such other reasonable expenses so incurred.

Section 29. Indemnification by Mortgagor. The Mortgagor will protect, indemnify, and save harmless the Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys fees and expenses) imposed upon or incurred by or asserted against the Mortgagee by reason of (a) ownership of the Mortgaged Property, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults, and vault space, if any except if caused by the willful misconduct or gross negligence of the Mortgagee or its agents after Mortgagee gains possession of the Mortgaged Premises or takes title to the Mortgaged Premises, (c) any use, non-use, or condition of the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults, and vault space, if any, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage, (e) performance of any labor or services or the furnishing of any materials or other property in respect to the Mortgaged Property or any part thereof, (f) any negligence or tortious act on the part of the Mortgagor or any of its agents, contractors, sublessees, licensees, or invitees, or (g) exercise by the Mortgagee of any remedy provided hereunder or at law or equity, unless such were the result of bad faith or willful misconduct of the Mortgagee. Any amounts, payable to the Mortgagee under this section, which are not paid within thirty (30) days after written demand therefor by the Mortgagee shall bear interest at the interest rate per annum then in effect on the Note (unless collection from the Mortgagor of interest at such rate of interest would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate of interest which may be collected from the Mortgagor under applicable law) from the date of such demand, and shall be secured by this Mortgage. If any action, suit, or proceeding is brought against the Mortgagee by reasons of any such occurrence, the Mortgagor upon the Mortgagee’s request will, at the Mortgagor’s expense, resist and defend such action, suit, or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by the Mortgagor approved by the Mortgagee.

Section 30. Successors and Assigns Bound; Agents; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of the Mortgagee and the Mortgagor. The captions and headings in this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

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Section 31. Notice. Any notice under this Mortgage shall be effective upon placing thereof in the United States mail, certified mail with return receipt requested, postage prepaid, to the parties at the following addresses:

To Mortgagor:	WSI Industries, Inc.
213 Chelsea Road
Monticello, MN 55362
Attn: Paul Sheely

To Mortgagee:	Tradition Capital Bank
7601 France Avenue South, Suite 140
Edina, MN 55435
Attn: Natalia Armitage

or at such other address as the Mortgagor or the Mortgagee may designate in writing to the other party in compliance with this Section 31.

Section 32. Governing Law; Severability. This Mortgage shall be governed by the substantive laws of the State of Minnesota. Any provision of this Mortgage which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provisions and to this end the provisions of this Mortgage are declared to be severable.

Section 33. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 34. Uniform Commercial Code.

A.	Security Agreement. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code as adopted in the jurisdiction in which the Mortgaged Property is located (hereinafter referred to as the “Code”), and Mortgagor hereby grants to Mortgagee a security interest within the meaning of the Code in favor of Mortgagee on the Chattels, the Improvements, the Rents, the Leases and all other property rights, and the proceeds of the foregoing as described in the granting clause of this Mortgage (hereinafter referred to as the “Collateral”).

Mortgagor hereby authorizes Mortgagee at any time or from time to time to file any initial financing statements, amendments thereto and continuation statements (“Financing Statements”) with or without signature of Mortgagor as authorized by applicable law, as applicable to the Mortgaged Property. For purposes of such filings, Mortgagor agrees to furnish any information requested Mortgagee promptly upon request by Mortgagee.

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Mortgagor and Mortgagee agree that the filing of a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing (a) this Mortgage or the rights or obligations under it or (b) the express declaration and intention of the parties, hereinabove stated, that everything used in connection with the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is and, at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for lessening of value, or (3) Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the property conveyed hereby, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee’s lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be solely for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses that notice of Beneficiary’s priority of interest to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

B.	Fixture Filing. From the date of its recording, THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the Mortgaged Property is situated with respect to all goods constituting part of the Mortgaged Property, including the Improvements and the Chattels (as defined in this Mortgage) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

(i)	Name and Address of Debtor:

WSI Industries, Inc.
213 Chelsea Road
Monticello, MN 55362
Organizational Filing No. K-680

(ii)	Name and Address of Secured Party:

Tradition Capital Bank
7601 France Avenue South, Suite 140
Edina, MN 55435
Attn: Natalia Armitage

(iii)	This document covers goods which are or are to become fixtures.

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C.	Representations and Agreements. Mortgagor represents and agrees:

(a)	Mortgagor is and will be the true and lawful owner of the Collateral, subject to no liens, charges, security interest and encumbrances other than the lien hereof and the Permitted Encumbrances.

(b)	The Collateral is to be used by Mortgagor solely for business purposes being installed upon the Mortgaged Property for Mortgagor’s own use or as the equipment and furnishings leased or furnished by Mortgagor, as landlord, to tenants of the Mortgaged Property.

(c)	The Collateral will not be removed from the Mortgaged Property without the consent of the Mortgagee which consent shall not be unreasonably withheld, delayed or conditioned.

(d)	Unless stated otherwise in this Mortgage the only persons having any interest in the Collateral are Mortgagor and Mortgagee and no financing statement covering any such property and any proceeds thereof is on file in any public office except pursuant hereto.

(e)	The remedies of Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code shall not be construed as a waiver of any of the other rights of Mortgagee including having such Collateral deemed part of the Land upon any foreclosure thereof.

(f)	If notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the Mortgaged Property or may be given by private notice if such parties are known to Mortgagee.

(g)	Mortgagor will from time to time provide Mortgagee on reasonably request with itemizations of all such Collateral on the Premises.

(h)	The filing of a financing statement pursuant to the Code shall never impair the stated intention of this Mortgage that all Chattels and Improvements are, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the Land irrespective of whether such item is physically attached to the Land or any such item is referred to or reflected in a financing statement.

(i)	Mortgagor will on demand deliver all financing statements and/or continuations that may from time to time be required by Mortgagee to establish and perfect the priority of Mortgagee’s security interest in such Collateral and all costs, including recording fees, shall be paid by Mortgagor.

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(j)	Mortgagor shall give advance written notice of any proposed change in Mortgagor’s name, address, identity or structure and will execute and deliver to Mortgagee prior to or concurrently with such change all additional financing statements that Mortgagee may require to establish and perfect the priority of Mortgagee’s security interest.

(k)	Mortgagor shall renew and pay all expenses of renewing the financing statement covering the Collateral in the event the security interest in such Collateral will expire by reason of statutory law prior to the end of the term of this Mortgage.

Section 35. Further Assurances. At any time and from time to time until payment in full of the Indebtedness, the Mortgagor will, at the reasonable request of the Mortgagee, promptly execute and deliver to the Mortgagee such additional instruments as may be reasonably required further to evidence the lien of this Mortgage and further to protect the security interest of the Mortgagee with respect to the Mortgaged Property including, without limitation, additional security agreements, financing statements and continuation statements. Any reasonable expenses incurred by the Mortgagee in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys’ fees, shall become additional Indebtedness of the Mortgagor secured by this Mortgage. Unless the Mortgagor and the Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest at the annual rate then in effect on the Note, unless collecting from the Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law.

Section 36. Due on Sale or Mortgaging, Etc. In the event the Mortgagor sells, conveys, transfers, further encumbers, changes the form of ownership or otherwise disposes of the Mortgaged Property, or any part thereof, or any interest therein or transfers the full possessory rights to the Mortgaged Property whether voluntarily or involuntarily, without the written consent of the Mortgagee being first obtained, then at the sole option of the Mortgagee, the Mortgagee may declare the entire principal and interest evidenced by the Note due and payable in full and call for payment of the same at once. Any transfer of a partnership, beneficial or corporate ownership interest in Mortgagor shall constitute a conveyance for purposes of this Section and the consent of the Mortgagee shall be required. In the event the Mortgagor shall request the consent of the Mortgagee to any of the foregoing events, the Mortgagor shall deliver a written request to the Mortgagee together with complete information regarding such conveyance, transfer or encumbrance and shall allow the Mortgagee thirty (30) days after delivery of all required information for evaluation of such request. In the event that such request is not approved within such thirty (30) day period, it shall be deemed not approved. Mortgagee may charge an administrative fee to process any such sale, conveyance, transfer, mortgage or other encumbrances. Such approval may be subject to such modifications of the loan terms, interest rate and maturity date as may be established by the Mortgagee. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

Section 37. Release and Discharge. Upon payment in full of all Indebtedness as defined herein, the Mortgagee shall execute and deliver a satisfaction of this Mortgage.

Section 38. Incorporation of Documents. The provisions of the Note and Loan Agreement are by this reference incorporated into and made a part of this Mortgage and the Mortgagee is entitled to all the benefits, rights and privileges in any such instruments.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

WSI INDUSTRIES, INC.,
a Minnesota corporation

By:	/s/ Paul D. Sheely
Paul D. Sheely
Its:	Chief Financial Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this ____ day of February, 2017, by Paul D. Sheely, the Chief Financial Officer of WSI Industries, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

SEND TAX STATEMENTS TO:

WSI Industries, Inc.

213 Chelsea Road

Monticello, MN 55362

THIS INSTRUMENT PREPARED BY:

Michelle R. Jester, Esq.

Messerli & Kramer P.A.

1400 Fifth Street Towers

100 South Fifth Street

Minneapolis, MN 55402

(612) 672-3600

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EXHIBIT A

Legal Description

Lot 1, Block 1, Remmele Addition, according to the recorded plat thereof, Wright County, Minnesota.

(Abstract Property)

A -1

EXHIBIT B

Permitted Encumbrances

1.	Real estate taxes due and payable in 2017 and thereafter.

2.	Special assessments levied for Road and certified to 2017 taxes in the amount of $4,884.41; balance is $18,786.25. There are no pending special assessments now a lien on the property.

3.	Drainage and utility easement(s) over part of the subject property as shown on the recorded plat of Remmele Addition.

4.	Restricted access to Interstate Highway 94 acquired by the State of Minnesota as evidenced by Final Certificate dated October 18, 1973, filed November 7, 1973 as Document No. 287159.

5.	Slope easement in favor of the City of Monticello as evidenced by Agreement dated July 16, 1990, filed July 19, 1990 as Document No. 476134.